Exhibit 99.2

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Joseph J. Talley, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report of American Crystal Sugar Company on Form 10-Q for the period ended May 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of American Crystal Sugar Company.

A signed original of this written statement required by Section 906 has been provided to American Crystal Sugar Company and will be retained by American Crystal Sugar Company and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ Joseph J. Talley
Name:	Joseph J. Talley
Title:	Vice President Finance and Chief Financial Officer